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                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of February 27, 1997, by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, MIDCOM COMMUNICATIONS INC., a Washington corporation ("Midcom"), with its chief executive office located at 1111 Third Avenue, Suite 1600, Seattle, Washington 98101, ADVAL, INC., an Oregon corporation ("AdVal"), with its chief executive office located at 200 Galeria Officentre, Southfield, Michigan 48034, ADVAL DATA CORPORATION, an Oregon corporation ("AdVal Data"), with its chief executive office located at 200 Galeria Officentre, Southfield, Michigan 48034, ADVANCED NETWORK DESIGN, a California corporation ("A.N.D."), with its chief executive office located at 14849 Firestone Boulevard, La Mirada, California 90638, CEL-TECH INTERNATIONAL CORP., a Washington corporation ("Cel-Tech"), with its chief executive office located at 12826 SE 40th Lane, Factoria, Washington 98004, and PACNET INC., a Washington corporation ("PacNet"), with its chief executive office located at 1111 Third Avenue, Suite 1600, Seattle, Washington 98101.


         The parties agree as follows:

         1. DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Acceptable Clearinghouses" means (a) Zero Plus Dialing, Inc. d/b/a U.S. Billing, and (b) such other Clearinghouses as Foothill, in its reasonable discretion, may approve in writing as such.

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Midcom or any other Borrower arising out of the sale or lease of goods, the sale or lease of General Intangibles, or the rendition of services by any Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

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                  "Adjusted Net Worth", with respect to Midcom, means the sum of
(a) Midcom's net worth, plus (b) the aggregate principal amount of Midcom's Indebtedness in respect of the Subordinated Notes.

                  "AdVal" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "AdVal Data" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "Advances" has the meaning ascribed thereto in Section 2.1(a) hereof.

                  "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or executive officer of such Person.

                  "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

                  "A.N.D." has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "Approved Billing Services Agreement" means a Billing Services Agreement a true and complete copy of which previously has been provided to Foothill and Foothill's counsel for review, that is in form and substance satisfactory to Foothill, with respect to which the LEC party thereto has delivered a LEC Non-Offset and Consent to Assignment Agreement, and with respect to which the rights of the Borrower party thereto may be the subject of an attached, enforceable, and perfected Lien in favor of Foothill.

                  "Authorized Officer" means any officer or other employee of any Borrower.

                  "Average Unused Portion of Facility" means, as of the first day of any month, the non-negative amount equal to (a) the then Maximum Amount (giving effect to any increases thereof, if any, that have become effective before, or that become effective on, such day), minus (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                  "Benefit Plan" means (a) a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any ERISA Affiliate thereof has been an "employer"

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(as defined in Section 3(5) of ERISA) within the past six years, and (b) any pension plan subject to Section 412 of the IRC.

                  "Billing Services Agreement" means a billing services agreement or similar agreement that has been entered into and is in full force and effect between any Borrower and a LEC.

                  "Books and Records" means all of the books and records of each Borrower, including: ledgers; records indicating, summarizing, or evidencing the properties or assets of Midcom or any other Borrower (including the Collateral) or liabilities; all information relating to any Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "Borrowers" means Midcom, AdVal, AdVal Data, A.N.D., Cel-Tech, and PacNet, collectively, and jointly and severally, and "Borrower" means any one of them.

                  "Borrowers' Designated Account" means account number 470581002735 of the Borrowers maintained with Borrowers' Designated Account Bank, or such other deposit account (located within the United States) of the Borrowers designated, in writing and from time to time, by all of the Borrowers to Foothill prior to the date of the establishment of such other deposit account.

                  "Borrowers' Designated Account Bank" means Key Bank of Alaska, whose office is located at 700 Fifth Avenue, 48th Floor, Seattle, Washington 98111-0090, and whose ABA number is 125-000-574.

                  "Borrowing Base" has the meaning set forth in Section 2.1(a) hereof.

                  "Borrowing Base Certificate" means a borrowing base certificate in form and substance satisfactory to Foothill.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "Carrier" means any provider of long distance telecommunications access with whom any Borrower from time to time does business, such as (without limitation) Sprint Communications Company L.P., Worldcom Network Services, Inc. d/b/a WilTel, and AT&T Corp.

                  "Carrier Agreement" means each contract or agreement in effect between a Borrower and any Carrier.

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                  "Carrier Non-Offset and Consent to Assignment Agreement"
means, with respect to any Carrier Agreement, an agreement, in form and substance satisfactory to Foothill, among the Borrower party to such Carrier Agreement, the Carrier party to such Carrier Agreement, and Foothill.

                  "Cel-Tech" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "Change of Control" shall be deemed to have occurred at such time as (a) with respect to Midcom, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but not including a Pfleger Related Person) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of Midcom normally entitled to vote in the election of directors, or (b) with respect to any Borrower other than Midcom, less than one hundred percent (100.0%) of the outstanding voting stock of such Borrower by vote (assuming that all convertible instruments, warrants, bonds, debentures, or options then outstanding held by Persons other than Midcom or any other Borrower have been exercised) shall be owned, free and clear of any Liens of any Person (other than Foothill) and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such stock) by Midcom or any other Borrower, as the case may be.

                  "Cherry Accounts" means Accounts in respect of customer bases acquired by Midcom from Cherry Communications Incorporated.

                  "Clearinghouse" means a LEC call transaction billing-and-collection clearinghouse, such as (without limitation) Zero Plus Dialing, Inc. d/b/a U.S. Billing.

                  "Clearinghouse Account" means, as of any date of determination, any Account of Midcom or any other Borrower submitted for billing and collection to or through a Clearinghouse.

                  "Clearinghouse Notification" means a notice, in form and substance satisfactory to Foothill, to each Clearinghouse used by any Borrower from Foothill and such Borrower.

                  "Closing Date" means the earlier to occur of the date of the making of the initial Advance hereunder or the first date when each of the conditions set forth in Section 3.1 shall have been fulfilled or waived.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means each of the following:

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                  (a)      the Accounts,
                  (b)      the Books and Records,
                  (c)      the Equipment,
                  (d)      the General Intangibles,
                  (e)      the Inventory,
                  (f)      the Negotiable Collateral,
                  (g)      the Real Property, if any,
                  (h) any money, or other assets of any Borrower that now or hereafter come into the possession, custody, or control of Foothill, and
                  (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books and Records, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver or consent, mortgagee waiver or consent, Equipment lessor or Equipment secured financer waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, or other Person in possession of, having a Lien upon, or having rights or interests in Collateral consisting of goods, or of lessors or secured financers of Equipment, in each case, if and as requested by Foothill, in form and substance satisfactory to Foothill.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Comdisco" means Comdisco, Inc.

                  "Compliance Certificate" means a certificate, in form and substance satisfactory to Foothill, and delivered by the Chief Financial Officer of Midcom to Foothill.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Foothill, among one or more Borrowers, Foothill, and the applicable securities intermediary, that provides (among other things) that, from and after the giving of notice by Foothill to such securities intermediary (a "Notice of Exclusive Control"), such securities intermediary shall take instructions solely from Foothill with respect to the applicable Securities Account and related Investment Property.

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                  "Daily Balance" means the amount of the outstanding Advances owed at the end of a given day.

                  "deems itself insecure" means, with respect to a particular circumstance, that the Person in good faith believes that the prospect of payment or performance with respect to any Obligation is materially impaired. For purposes of this definition, the burden of proof of establishing lack of good faith shall be on the party against whom a right, power, or remedy has been exercised as a result of the Person's deeming itself insecure.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Dilution Reserve" means, as of the date of any determination, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which the amount (expressed as a percentage and based upon the experience of the immediately prior six (6) months) of billed Accounts that are subject to bad debt write-downs, discounts, contras, credits, or other dilutive items is in excess of: (a) prior to January 1, 1998, seven and one-half percent (7.50%) of all Eligible Accounts; and (b) from and after January 1, 1998, six percent (6.00%) of all Eligible Accounts.

                  "Disbursement Letter" means an instructional letter executed and delivered by an Authorized Officer to Foothill authorizing the extension of credit to be made on the Closing Date, in form and substance satisfactory to Foothill.

                  "Direct Account" means, as of any date of determination, any Account that is not a LEC Account or a Clearinghouse Account.

                  "Dollars or $" means United States dollars.

                  "DTI" means Dal Telecom International, an entity organized under the laws of Russia.

                  "Early Termination Premium" has the meaning set forth in
Section 3.6.

                  "Effective Date" means the date on which this Agreement is executed and delivered by each of the Borrowers and Foothill.

                  "Eligible Accounts" means those Accounts (net of reserves for accounts receivable variance against the applicable Borrower's general ledger) created by any Borrower in the ordinary course of business, that arise out of such Borrower's sale of goods, sale of General Intangibles relating to the provision of telecommunication services, or rendition of services, and that strictly comply with each and all of the representations and warranties

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respecting Accounts made by such Borrower to Foothill in the Loan Documents;
provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment; provided further that to the extent Foothill revises such standards of eligibility, Foothill will endeavour in good faith to provide notice to the Borrowers of such revision, but any failure of Foothill to do so shall not result in any liability to Foothill whatsoever unless and to the extent such failure arose from the gross negligence or willful misconduct of Foothill. Eligible Accounts shall not include the following:

                           (a) Accounts with selling terms of more than 30 days
or Accounts that the Account Debtor has failed to pay (i) in the case of LEC Accounts, within 90 days of invoice date (which, for purposes of this Agreement, with respect to any LEC Account, means the date of receipt by the applicable Borrower from the applicable LEC of a LEC Confirmation Statement with respect to such LEC Account), or (ii) in the case of Direct Accounts, within 90 days of invoice date;

                           (b) Accounts owed by an Account Debtor or its
Affiliate where fifty percent (50%) or more of all Accounts owed to the applicable Borrower from that Account Debtor (or its Affiliates) have not been paid within 90 days of invoice date;

                           (c) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or agent of any Borrower; unless such Accounts arise out of an arm's- length transaction on terms no less favorable to such Borrower than the terms of such Borrower's transactions with its other customers that are not employees, Affiliates, or agents of any Borrower;

                           (d) Accounts with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (e) Accounts that are not payable in Dollars or with
respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer) and assigned and delivered to and directly drawable by Foothill, or
(z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

                           (f) Accounts with respect to which the Account Debtor
is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied,

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to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C.
Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                           (g) Accounts with respect to which the Account Debtor
is a creditor of the applicable Borrower, has or has asserted a right of setoff, or has disputed its liability or made any claim with respect to the Accounts owing to the applicable Borrower that has not been resolved, to the extent of the amount (in Foothill's reasonable business credit judgment) of such credit, set-off right, or dispute or claim;

                           (h) Accounts with respect to an Account Debtor whose
total obligations owing to one or more of the Borrowers exceed 5% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                           (i) Accounts with respect to which the applicable
Borrower received from the Account Debtor, and is accountable for, a customer deposit, to the extent of such customer deposit;

                           (j) Accounts with respect to which the Account Debtor
is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business, except to the extent, if any, that Foothill, in its sole and absolute discretion, deems eligible any such Accounts that also (1) arise after the commencement of such Account Debtor's Insolvency Proceeding and (2) are adequately secured by a deposit;

                           (k) Accounts the timely collection of which Foothill,
in its reasonable credit judgment, believes to be substantially doubtful by reason of the Account Debtor's financial condition or otherwise;

                           (l) Accounts with respect to which any goods giving
rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, any General Intangibles relating to the provision of telecommunications services giving rise to such Account have not been provided to and accepted, consumed, or utilized by the Account Debtor, any services giving rise to such Account have not been performed and accepted, consumed, or utilized by the Account Debtor, or the Account otherwise does not represent a final sale;

                           (m) Accounts with respect to which the Account Debtor
is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of

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Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                           (n) LEC Accounts submitted for billing and collection
to a LEC with respect to which there does not exist an Approved Billing Service Agreement;

                           (o) LEC Accounts (i) that are not covered by a LEC
Confirmation Statement received by the applicable Borrower from the applicable LEC, or (ii) that are covered by a LEC Confirmation Statement received by the applicable Borrower from the applicable LEC to the extent of (without duplication) reductions of or offsets against amounts otherwise payable with respect thereto by reason of up-front LEC rejects or credits deducted from net confirmed revenues on such LEC Confirmation Statement;

                           (p) Direct Accounts that have not yet been billed to
the Account Debtor (provided that such Accounts may qualify as Eligible Unbilled Direct Accounts if they otherwise meet the criteria applicable thereto);

                           (q) Clearinghouse Accounts, except to the extent of
the Net Due From Acceptable Clearinghouses;

                           (r) Accounts to the extent that they represent
obligations with respect to advance billings that are due prior to the completion of performance by the applicable Borrower with respect to the subject contract or transaction that gives rise to such Accounts; unless Foothill, in its sole and absolute discretion, otherwise deems such Accounts to constitute Eligible Accounts;

                           (s) Cherry Accounts, unless and until such time, if
ever, that both (i) the billing of the underlying Account Debtors in respect of the Cherry Accounts customer bases is accomplished through a billing network owned or controlled by a Borrower, and (ii) Midcom's litigation with Cherry Communications Incorporated has been settled to the satisfaction of Foothill;

                           (t) Accounts with respect to which any commissions
are owed to any Persons other than a Borrower, to the extent of such commissions; and

                           (u) Accounts that have been transferred to a
Borrower's legal or collection department.

                  "Eligible Direct Account" means, as of any date of determination, an Eligible Account that is a Direct Account.

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                  "Eligible LEC Account" means, as of any date of determination, an Eligible Account that is a LEC Account. The amount of any Eligible LEC
Account shall be presumed to be the amount thereof projected to be received by the applicable Borrower on the related LEC Confirmation Statement unless
Foothill in its sole discretion determines the amount thereof to be a different amount.

                  "Eligible Unbilled Direct Account" means, as of any date of determination, a Direct Account of any Borrower that (a) resulted from a transaction that occurred prior to the date of determination and with respect to which such Borrower has an existing call transaction record in a format that is capable of being billed by such Borrower to its customer in accordance with such Borrower's usual billing methods for Direct Accounts but that has not yet been billed and invoiced to such customer, (b) does not relate to a transaction that occurred more than 30 days prior to the date of determination, and (c) in all other respects would qualify as an Eligible Direct Account but for the fact that it has not yet been billed and invoiced to such Borrower's customer. Eligible Unbilled Direct Accounts shall be net of contra accounts. If an Account that, immediately prior to being billed and invoiced, was an Eligible Unbilled Direct Account, then is billed and invoiced, it thereupon shall cease to be an Eligible Unbilled Direct Account, and it shall become an Eligible Direct Account if it then meets the criteria applicable thereto.

                  "Environmental Law" means (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.
Section 9601 et seq.; (ii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; (iii) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; and (iv) any other federal or state law or regulation relating to the protection of the environment.

                  "Equipment" means all present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, of Midcom or any other Borrower, including (a) any interest of such Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Borrower, (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of such Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of such Borrower under IRC Section 414(c),
(c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which such Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and

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Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with such Borrower and whose employees are aggregated with the employees of such Borrower under IRC Section 414(o).

                  "ERISA Event" means, with respect to any Borrower, (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of such Borrower or any ERISA Affiliate thereof from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of such Borrower or any ERISA Affiliate thereof from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by such Borrower or any ERISA Affiliate thereof.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Existing Lender Group" means Transamerica Business Credit Corporation and the other lenders (if any) party to that certain Credit Agreement, dated as of November 8, 1995 (as amended, restated, supplemented, or otherwise modified), with Midcom or any other Borrower.

                  "Existing Lender Group Agent" means Transamerica Business Credit Corporation, as agent for the Existing Lender Group.

                  "Fee Date" means the earlier to occur of (a) March 15, 1997, and (b) the Closing Date.

                  "FEIN" means Federal Employer Identification Number.

                  "Foothill" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Foothill Account" means an account maintained by Foothill at a depositary selected by Foothill.

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                  "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by any Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with any Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax Lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to any one or more of the Borrowers (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks written by any Borrower or any Account Debtor; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or any Real Property, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining any Books and Records; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with any Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any one or more of the Borrowers or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                  "Fundamental Change Transaction" has the meaning set forth in
Section 7.3.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of each Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, in each case, of Midcom or any other Borrower), other than goods, Accounts, and Negotiable Collateral.

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                  "Governing Documents" means the certificates or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                  "Hazardous Materials" means any substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as "hazardous substances," "hazardous wastes," "toxic substances," "toxic pollutants," "hazardous pollutants," or any similar term under any Environmental Law. The term "Hazardous Materials" specifically includes any petroleum product and any flammable substances or explosives or any radioactive materials, but specifically excludes a substance present only in de minimis quantities that does not present a material risk of harm to public health or the environment or that would not be the subject of a reporting requirement or an enforcement action if brought to the attention of appropriate governmental authorities.

                  "Indebtedness" means: (a) all obligations of Midcom or any other Borrower for borrowed money, (b) all obligations of Midcom or any other Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of any Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of Midcom or any other Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Midcom or any other Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Midcom or any other Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Midcom or any other Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intercreditor Agreements" means, collectively: (a) an intercreditor agreement between Foothill and Key Bank, with respect to Midcom, specifying the relative rights, duties, and priorities of Foothill and Key Bank with respect to the Collateral provided by Midcom to Foothill or Key Bank, in form and substance satisfactory to Foothill in its sole discretion, acknowledged and consented to by Midcom; and (b) an intercreditor agreement between Foothill and Comdisco, with respect to Midcom, specifying the relative rights, duties, and priorities of Foothill and Comdisco with respect to the Collateral provided by Midcom to Foothill or Comdisco, in form and substance satisfactory to Foothill in its sole discretion, acknowledged and consented to by Midcom.

                  "Inventory" means all present and future inventory in which Midcom or any other Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, of any Borrower.

                  "Investment" means any transaction within the scope of Section
7.14 (whether permitted or prohibited thereby), and includes capital contributions, equity contributions, loans, and advances.

                  "Investment Property" shall have the meaning ascribed to such term in Division 9 of the Code.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Key Bank" means Key Bank of Washington.

                  "LEC" means a local exchange carrier or telephone company that provides basic telecommunications services to its customers and from whom any Borrower receives payments with respect to Accounts, such as (without limitation) Pacific Bell, U.S. West, Southwestern Bell, GTE, and Ameritech.

                  "LEC Account" means, as of any date of determination, any Account of any Borrower submitted by or on behalf of such Borrower to a LEC for billing and payment pursuant to a Billing Services Agreement.

                  "LEC Confirmation Statement" means a written confirmation statement sent to the applicable Borrower by a LEC to confirm the receipt by the LEC from such Borrower of call transaction records relating to Accounts that the LEC is to bill on behalf of such Borrower to customers of the LEC.

                  "LEC Non-Offset and Consent to Assignment Agreement" means an agreement by a LEC in favor of the applicable Borrower, that is in form and substance satisfactory to Foothill, that runs to the benefit of Foothill, or that may be assigned to Foothill and is in fact so assigned, and that is in full force and effect.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.7.

                  "Loan Documents" means this Agreement, the Disbursement Letter, the Lockbox Agreements, the Pledge Agreement, the Trademark Security Agreement, any Mortgages hereafter delivered by any one or more of the Borrowers to Foothill, the Suretyship Agreement, the Intercreditor Agreements, the Control Agreements, any note or notes executed by any one or more of the Borrowers and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "Lockbox Account" means a depositary account established pursuant to one of the Lockbox Agreements.

                  "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among a Borrower, Foothill, and one of the Lockbox Banks.

                  "Lockbox Bank" means a bank identified as such by the Borrowers in writing to, and approved by, Foothill.

                  "Lockboxes" has the meaning set forth in Section 2.4.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, (b) the material impairment of the ability of the Borrowers to perform their obligations under the Loan Documents or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens on the Collateral.

                  "Material Carriers" means the Carriers identified on Schedule M-1.

                  "Maximum Amount" means, subject to increase as set forth below, Thirty Million Dollars ($30,000,000). From time to time after the Effective Date, Borrower may request an increase in the Maximum Amount, on one or more occasions, in increments of

$5,000,000 or an integral multiple thereof, to an amount not to exceed $50,000,000, such increases to become effective, in each instance, prospectively, subject to the prior or concurrent satisfaction of the Maximum Amount Increase Conditions.

                  "Maximum Amount Increase Conditions" means: (a) Foothill shall have received written notice from the Borrowers specifying the requested amount and requested effective date (not earlier than 60 days following Foothill's receipt of such notice and all information, reports, and other items to be delivered under clause (d) below) of an increase in the Maximum Amount; (b) Foothill shall have received payment of any applicable fee provided for in
Section 2.8(b); (c) Foothill shall have obtained one or more Participants satisfactory to Foothill to provide the amount of the incremental increase in the Maximum Amount and on terms and conditions satisfactory to Foothill; (d) each Borrower shall have delivered to Foothill all information, reports, and other items reasonably and timely requested by Foothill, and the results of Foothill's review thereof shall be satisfactory to Foothill in its sole discretion; and (e) no Default or Event of Default shall have occurred and be continuing or would result therefrom at the time of the written notice and at the time of the actual increase in the Maximum Amount.

                  "Maximum Foothill Amount" means that portion of the Maximum Amount for which Foothill shall be responsible, exclusive of any participations with Participants. As of the Effective Date, the Maximum Foothill Amount is $30,000,000. Thereafter, in connection with Foothill's obtaining one or more Participants satisfactory to Foothill to provide commitments in respect hereof on terms and conditions satisfactory to Foothill, the Maximum Foothill Amount shall be reduced Dollar-for-Dollar by the amount of commitments so provided by such Participants; provided, however, that in no event shall the Maximum Foothill Amount be less than the lower of $15,000,000 and 50% of the Maximum Amount.

                  "Midcom" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "Microwave Assets" means certain microwave transmission/relay Equipment located at the locations identified as "Microwave Sites" on Schedule 6.13.

                  "Mortgages" means any one or more mortgages, deeds of trust, or deeds to secure debt, that hereafter may be from time to time executed by Midcom or any other Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber any Real Property and the related improvements thereto.

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Borrower or any ERISA Affiliate thereof has contributed, or was obligated to contribute, within the past six years.

                  "Negotiable Collateral" means all of each Borrower's present and future letters of credit, notes, drafts, instruments, certificated securities (including the shares of stock of Subsidiaries of any Borrower), Investment Property, documents, personal property leases (wherein any Borrower is the lessor), chattel paper, and any Books and Records relating to any of the foregoing.

                  "Net Due From Acceptable Clearinghouses" means the result of
(a) any monies or rights to payment due from Acceptable Clearinghouses pursuant to the applicable billing/collection agreement between an Acceptable Clearinghouse and the applicable Borrower, minus (b) the sum of all fees, charges, credits, adjustments, discounts, reserves, charge-backs, or other monies withheld by Acceptable Clearinghouses pursuant to such billing/collection agreements.

                  "Non-Material Subsidiary" means any Subsidiary identified on Schedule N-1 attached hereto.

                  "Notice of Exclusive Control" has the meaning set forth in the definition of "Control Agreement."

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Foothill, premiums (including Early Termination Premiums), liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued) lease payments, guaranties, covenants, and duties owing by Midcom or any other Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "Overadvance" has the meaning set forth in Section 2.2.

                  "PacNet" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "Paid-Off Letter" means one or more letters, each in form and substance reasonably satisfactory to Foothill, from the Existing Lender Group Agent acknowledging that all of the obligations of Borrower owing to the Existing Lender Group have been repaid in full and that all of the commitments of the Existing Lender Group have been irrevocably terminated and agreeing to terminate or release all of the Liens existing in favor of the Existing Lender Group on the properties or assets of any Borrower.

                  "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "Permitted Dispositions" means: (a) the sale of Inventory to buyers in the ordinary course of business; (b) the sale or other disposition of obsolete Equipment in the ordinary course of business; and (c) the sale or other disposition of the Microwave Assets.

                  "Permitted Fundamental Changes" means: (a) the conversion of the Subordinated Notes into equity securities of Midcom, so long as no Change of Control would result therefrom; (b) the merger of any Non-Material Subsidiary with and into any Borrower, so long as that Borrower is the surviving corporation; (c) so long as no Event of Default has occurred and is continuing or would result therefrom, the merger of any Borrower with and into any other Borrower; provided, however, that (i) the proposed surviving Borrower shall provide Foothill at least 30 days prior written notice of such merger and shall deliver to Foothill such documents as Foothill may reasonably request for the purpose of perfecting or maintaining the perfection or priority of any Liens Foothill may have on any Collateral affected by any such transaction (including financing statements, fixture filings, and Collateral Access Agreements), and
(ii) in any such merger involving Midcom, the surviving corporation of such merger shall be Midcom; and (d) so long as no Event of Default has occurred and is continuing or would result therefrom, the sale, transfer, or other disposition by any Borrower other than Midcom of all or substantially all of its assets to any other Borrower; provided, however, that the proposed transferee Borrower shall provide Foothill at least 30 days prior written notice of such sale, transfer, or other disposition and shall deliver to Foothill such documents as Foothill may reasonably request for the purpose of perfecting or maintaining the perfection or priority of any Liens Foothill may have on any Collateral affected by any such sale, transfer, or other disposition (including financing statements, fixture filings, and Collateral Access Agreements).

                  "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that are not yet due and payable, (c) Liens set forth on Schedule P-1 attached hereto, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.10, and so long as the Lien only secures the purchase price of the asset and any expenses incurred in connection with such purchase money financing transaction, (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto, (f) mechanics', materialmen's, warehousemen's, or similar Liens that arise by operation of law, (g) exceptions listed in any title insurance or commitment therefor delivered by a Borrower hereunder in respect of any Real Property and as are approved in the sole discretion of Foothill, (h) Liens of Key Bank that are permitted by, and subject to, the terms of the Intercreditor Agreement with Key Bank, (i) Liens of Comdisco that are permitted by, and subject to, the terms of the Intercreditor Agreement with Comdisco, and (j) a Lien in favor of either Star Bank or Key Bank on cash collateral for a letter of credit, in an original face amount not to exceed $120,000, issued by either Star Bank or Key Bank for the benefit of Comdisco.

                  "Permitted Protest" means the right of Midcom or any other Borrower to protest any Lien, tax, rental payment, or other charge, other than any such Lien that secures the Obligations, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill on the Collateral.

                  "Permitted Stock Redemption" means, so long as no Event of Default has occurred and is continuing or would result therefrom, the redemption by Midcom of approximately 885,360 shares of its common stock held by Ashok Rao or certain Affiliates thereof for a price to be determined by arbitration and to be payable ratably over 36 months (all as more particularly described in that certain Amendment No. 1 to Form S-1 filed by Midcom with the Securities and Exchange Commission on January 16, 1997 and bearing Registration No. 333-14427).

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than Real Property.

                  "Pfleger Related Person" means Paul Pfleger or any Affiliate thereof.

                  "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by any Borrower or with respect to which any Borrower may incur liability.

                  "Pledge Agreement" means an agreement, in form and substance satisfactory to Foothill, dated as of even date with this Agreement, and entered into by Midcom and each other Borrower for the benefit of Foothill, whereby each such Borrower pledges to Foothill all of the capital stock of each of its Subsidiaries.

                  "Pledged Shares" means the original certificates evidencing the shares of capital stock of Subsidiaries of each Borrower pledged to Foothill pursuant to the Pledge Agreement.

                  "Qualified Participant" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of Foothill; or (e) any other Person approved by Foothill and Borrower; provided, however, in no event shall any Qualified Participant have total assets less than the product of (i) 10 times (ii) the amount of such Qualified Participant's financing commitment in respect hereof.

                  "Qualified Transaction" has the meaning set forth in Section 3.6.

                  "Real Property" means the parcel or parcels of real property and the related improvements thereto, if any, identified on Schedule R-1, and any estates or interests in real property hereafter acquired by Midcom or any other Borrower.

                  "Reference Rate" means the highest of the variable rates of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "prime rate" or "reference rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                  "Renewal Date" has the meaning set forth in Section 3.4.

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the Code.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                  "Subordinated Notes" means the 8.25% convertible subordinated notes due 2003 issued by Midcom pursuant to the Subordinated Notes Indenture in the aggregate principal amount of $97,743,000 outstanding as of the Effective Date.

                  "Subordinated Notes Indenture" means that certain Indenture, dated as of August 22, 1996, by and between Midcom as issuer, and IBJ Schroder Bank & Trust Company as trustee relative to the Subordinated Notes, as amended through the Effective Date, and as the same thereafter may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Loan Documents.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation, partnership, limited liability company, or other entity; provided, however, that, for purposes of this Agreement, DTI shall not be deemed a Subsidiary of Midcom.

                  "Suretyship Agreement" means an agreement, in form and substance satisfactory to Foothill, dated as of even date with this Agreement, and entered into by Midcom and each other Borrower for the benefit of Foothill.

                  "Syndicated Amount" means that portion of the Maximum Amount equal to the aggregate financing commitments (to the extent not breached or terminated) of all Participants.

                  "Trademark Security Agreement" means a Trademark Security Agreement, in form and substance satisfactory to Foothill, dated as of even date herewith, by and among Midcom, each other Borrower, and Foothill.

                  "Voidable Transfer" has the meaning set forth in Section
15.8.

                  "ZPDI Billing Agreement" means the billing/collection agreement between Midcom and Zero Plus Dialing, Inc. d/b/a U.S. Billing.

                  "ZPDI Notification and Acknowledgment" means a notice, in form and substance satisfactory to Foothill, from Midcom and Foothill to (and acknowledged by) Zero Plus Dialing, Inc. d/b/a U.S. Billing.


                  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

                  1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                  1.5 SCHEDULES AND EXHIBITS. All of the schedules delivered by the Borrowers hereunder, as may be modified from time to time by the Borrowers to the extent permitted hereby, and all of the exhibits attached to this Agreement shall be deemed incorporated herein by reference. The Borrowers shall have the right to submit for acceptance by Foothill from time to time proposed modifications to existing schedules to this Agreement or any other Loan Document. Foothill shall have the right, but not the obligation, to accept any such proposed modification to such existing schedule within 20 days of its submission. If any such proposed modification is expressly accepted in writing by Foothill, in its sole and absolute discretion, within such period, then the relevant existing schedule automatically shall be deemed thereafter to be modified by the accepted proposed modification thereof. Any such proposed modification that is not expressly accepted in writing by Foothill within such period shall be deemed to have been rejected by Foothill.

         2. LOAN AND TERMS OF PAYMENT.

                  2.1 REVOLVING ADVANCES. (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an aggregate amount at any one time outstanding not to exceed the least of (i) the Maximum Amount, (ii) the Maximum Foothill Amount plus the Syndicated Amount, and (iii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                           (y)      the least of:

                                    (i)     the sum of:

                                            (A)      eighty five percent (85%)
                                                     of Eligible Accounts, less
                                                     the amount, if any, of the
                                                     Dilution Reserve; plus

                                            (B)      the lower of (1) seventy
                                                     five percent (75%) of
                                                     Eligible Unbilled Direct
                                                     Accounts, and (2) the
                                                     amount of credit
                                                     availability created by
                                                     clause (y)(i)(A) above; and

                                    (ii)    an amount equal to the product of
                                            (A) 2 times (B) the aggregate amount
                                            of the Borrowers' Collections with
                                            respect to Accounts for the
                                            immediately preceding 30 day period
                                            (or, upon the written request
                                            therefor by the Borrowers based upon
                                            a sustained increase in aggregate
                                            revenues of the Borrowers as
                                            demonstrated to the satisfaction of
                                            Foothill, such longer period, if
                                            any, as Foothill, in its reasonable
                                            discretion, may from time to time
                                            approve in writing); and

                                    (iii)   an amount equal to the Borrowers'
                                            revenues (on a consolidated basis)
                                            for the immediately preceding 90 day
                                            period;

                                    minus

                           (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

                           (b) Anything to the contrary in Section 2.1(a) above
notwithstanding, Foothill may create reserves against or reduce its advance rates based upon Eligible Accounts or categories thereof: (i) if Foothill determines that there has occurred a Material Adverse Change; (ii) in respect of due and payable excise tax obligations that are unpaid by any one or more of the Borrowers to the extent that Foothill has not received satisfactory legal advice that Liens arising in respect of such unpaid tax obligations are subordinated to the Liens of Foothill; and (iii) in respect of set-offs by Carriers, LECS, or Clearinghouses that have not executed and delivered, in favor of Foothill, a non-offset agreement, in form and substance satisfactory to Foothill.

                           (c) Foothill shall have no obligation to make
Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount. In addition, Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Foothill Amount plus the Syndicated Amount.

                           (d) Amounts borrowed pursuant to this Section 2.1 may
be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  2.2 OVERADVANCES. If, at any time or for any reason, the aggregate amount of Obligations owed by Borrower to Foothill pursuant to Section
2.1 is greater than either the dollar or percentage limitations set forth in
Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under Section 2.1.

                  2.3 INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

                           (a) Interest Rate. Except as provided in Section
2.3(b), all Obligations shall bear interest at a per annum rate from time to time equal to the Reference Rate plus 1.00 percentage points.

                           (b) Default Rate. All Obligations shall bear
interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate from time to time equal to the Reference Rate plus 4.00 percentage points.

                           (c) Minimum Interest. In no event shall the rate of
interest chargeable hereunder be less than seven percent (7.00%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum rate, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to the minimum rate.

                           (d) Payments. Interest hereunder shall be due and
payable, in arrears, on the first day of each month during the term hereof. Each Borrower hereby authorizes Foothill to charge, and (unless Foothill receives instructions from an Authorized Officer regarding alternative means of payment acceptable to Foothill in respect thereof) Foothill shall charge, without prior notice to any Borrower, such interest, all Foothill Expenses (as and when incurred), and all payments due under any Loan Document to the Loan Account, which amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable hereunder.

                           (e) Computation. The Reference Rate as of the
Effective Date is eight and one quarter percent (8.25%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                           (f) Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, each Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from any Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.4 REPORTING AND COLLECTION OF ACCOUNTS.

                           (a) At all times from and after the Fee Date and
until the Closing Date, on the first Business Day of each week, the Borrowers shall report to Foothill, in writing, the aggregate amount of all Collections during the immediately preceding week in sufficient detail to permit Foothill to calculate the amount of 'float' payable in respect thereof pursuant to Section 2.5.

                           (b) At all times from and after the Closing Date,
each Borrower shall maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, each Borrower shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of such Borrower to remit all Collections in respect thereof to such Lockboxes. Each Borrower, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Each Borrower agrees that all Collections and other amounts received by such Borrower with respect to Collateral immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by any Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into the Foothill Account.

                  2.5 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Fee Date, Foothill shall be entitled to charge the Borrowers for 2 Business Days of `clearance' or `float' at the rate set forth in Section 2.3(a) or Section 2.3(b), as applicable, on all Collections that (a) from and after the Fee Date and until the Closing Date, are reported pursuant to Section 2.4(a), and (b) from and after the Closing Date, are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under
Section 2.1, or otherwise). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of the Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by any Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then the Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on or before 11:00 a.m. Los Angeles time. If any Collection item is received into the Foothill Account after 11:00 a.m. Los Angeles time it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                  2.6 BORROWERS' DESIGNATED ACCOUNT. Foothill is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or without instructions if pursuant to Section 2.3(d). The Borrowers agree to establish and maintain Borrowers' Designated Account with Borrowers' Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by any Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and the Borrowers, any Advance requested by Borrower and made by Foothill hereunder shall be made to Borrowers' Designated Account.

                  2.7 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of the Borrowers (the "Loan Account") on which the Borrowers will be charged with all Advances made by Foothill to the Borrowers or for the Borrowers' account, including, accrued interest, Foothill Expenses, and any other payment Obligations of the Borrowers, in accordance with Section 2.5 and on which the Borrowers will be credited with all payments received by Foothill from any Borrower or for the Borrowers' account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to the Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrowers and Foothill unless, within 30 days after receipt thereof by the Borrowers, the Borrowers shall deliver to Foothill, by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

                  2.8 FEES. The Borrowers shall pay to Foothill the following fees:

                           (a) Signing Fee. A one time signing fee of Three
Hundred Seventy Five Thousand Dollars ($375,000), which is earned, in full, on the Effective Date and is due and payable to Foothill as follows: (i) Two Hundred Twenty Five Thousand Dollars ($225,000) shall be due and payable on the Effective Date; and (ii) Seventy Five Thousand Dollars ($75,000) shall be due and payable on each of the first anniversary of the Effective Date and the second anniversary of the Effective Date; provided, however, that, in any event, all unpaid amounts in respect of such fee shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

                           (b) Line Increase Fee. On the effective date of any
increase in the Maximum Amount, a fee equal to the product of (i) the amount by which the Maximum Amount is increased on such effective date, times (ii) 1.25%.

                           (c) Unused Line Fee. On the first day of each month,
payable in arrears and commencing July 1, 1997 (with respect to June 1997), a fee in an amount equal to one-quarter of one percent (0.25%) per annum times the Average Unused Portion of Facility with respect to the month then ended;

                           (d) Financial Examination, Documentation, and
Appraisal Fees. Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of any Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of One Thousand Five Hundred Dollars ($1,500) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of any Borrower or to appraise the Collateral; and, on each anniversary of the Effective Date, Foothill's customary fee of Two Thousand Five Hundred Dollars ($2,500) per year for its loan documentation review. The foregoing notwithstanding, so long as no Event of Default has occurred and is continuing and Foothill does not deem itself insecure, Foothill agrees that Borrower only shall be obligated to reimburse Foothill for the foregoing fees, expenses, and charges with respect to 4 financial examinations of each Borrower per year and 4 appraisals of the Collateral per year (each of which appraisals may be conducted in different stages); and

                           (e) Servicing Fee. Payable, in arrears, on the first
day of each March, June, September, and December after the Fee Date and during the term of this Agreement, a servicing fee in an amount equal to Sixteen Thousand Dollars ($16,000) for each three-month period. If this Agreement terminates on a date other than the first day of any March, June, September, or December, the Borrowers also shall pay Foothill on such date of termination a servicing fee in an amount equal to the ratable portion of Sixteen Thousand Dollars ($16,000) in respect of the period between the immediately preceding first day of March, June, September, or December, as the case may be, and such date of termination.

         3. CONDITIONS; TERM OF AGREEMENT.

                  3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of Foothill to make the initial Advance is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                           (a) the Effective Date shall occur on or before March
15, 1997;

                           (b) Foothill shall have received, on or before the
Effective Date, the $225,000 installment of the signing fee due and payable on the Effective Date in accordance with Section 2.8(a);

                           (c) Foothill shall have received, on or before the
Fee Date, the Suretyship Agreement, duly executed, and such document shall be in full force and effect;

                           (d) the Closing Date shall occur on or before April
15, 1997;

                           (e) the Existing Lender Group Agent shall have
executed and delivered the Paid-Off Letter, together with UCC termination statements and other documentation evidencing the termination of all Liens in favor of the Existing Lender Group or the Existing Lender Group Agent in respect of the properties and assets of any Borrower;

                           (f) Foothill shall have received searches reflecting
the filing of its financing statements with respect to the Collateral;

                           (g) Foothill shall have received each of the
following documents, duly executed, on or before the Closing Date, and each such document shall be in full force and effect:

                                    i)      the Pledge Agreement;

                                    ii)     the Trademark Security Agreement;

                                    iii)    the Disbursement Letter;

                                    iv)     the ZPDI Notification and
                                            Acknowledgment;

                                    v)      the Clearinghouse Notifications for
                                            each Clearinghouse (other Zero Plus
                                            Dialing, Inc. d/b/a U.S. Billing),
                                            if any, used by a Borrower as of the
                                            Closing Date;

                                    vi)     the Carrier Non-Offset and Consent
                                            to Assignment Agreements in respect
                                            of each of the Material Carriers;

                                    vii)    the Lockbox Agreements; and

                                    viii)   the Intercreditor Agreements;

                           (h) Foothill shall have received possession of the
Pledged Shares together with duly executed blank stock powers with respect thereto.

                           (i) Foothill shall have received, dated within 10
days before the Closing Date, a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute same;

                           (j) Foothill shall have received, within 10 days
before the Closing Date, copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                           (k) Foothill shall have received, within 10 days
before the Closing Date, a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                           (l) Foothill shall have received, within 15 days
before the Closing Date, certificates of status with respect to each Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would have a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                           (m) Foothill shall have received, within 5 days
before the Closing Date, an opinion of each Borrower's counsel in form and substance satisfactory to Foothill;

                           (n) Foothill shall have received, on or before the
Closing Date, a memorandum in form and substance satisfactory to Foothill, from local counsel acceptable to Foothill and licensed in the below-referenced States that shall satisfactorily address the priority of Foothill's prior perfected Liens on the Collateral as against municipal or state tax Liens arising, or that may in the future arise, under the respective laws of the States of California, Florida, Illinois, New York, Ohio, Texas, and Washington, with respect to taxes (such as, without limitation, excise taxes) that in any way relate to the provision of telecommunications services;

                           (o) Foothill shall have received, within 10 days
before the Closing Date, copies of the Subordinated Notes Indenture and the ZPDI Billing Agreement, together with a certificate of the Secretary of Midcom certifying each of the same to be a true and correct and complete copy thereof;

                           (p) Foothill shall have received and reviewed, and
shall have expressed no objection to, a written business plan for the Borrowers with respect to the Borrowers' fiscal years 1997, 1998, 1999, and 2000;

                           (q) Foothill shall have completed a field survey by
its examiners, and the results shall be acceptable to Foothill;

                           (r) Foothill shall have completed an updated audit,
and the results shall be acceptable to Foothill;

                           (s) Foothill shall have received written notice from
the Borrowers specifying the requested date of such initial Advance, which requested date shall not be less than 3 weeks after the date Foothill receives such notice;

                           (t) Foothill shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section
6.10 hereof, the form and substance of which shall be satisfactory to Foothill and its counsel;

                           (u) Foothill shall have received Collateral Access
Agreements in respect of each of the locations set forth on Schedule 3.1(u);

                           (v) Foothill shall have received a Certificate of the
Chief Financial Officer of Midcom certifying that all tax returns required to be filed by each Borrower have been timely filed and all taxes upon each Borrower or its properties, assets, income, and franchises (including payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (w) Foothill and Foothill's counsel shall have been
provided with a true and complete copy of each Billing Services Agreement in effect on the Closing Date and shall have had a reasonable opportunity to review each such Billing Services Agreement, and Foothill shall have advised the Borrowers as to whether or not each such Billing Services Agreement is an Approved Billing Services Agreement;

                           (x) Foothill and Foothill's counsel shall have been
provided with a true and complete copy of each Carrier Agreement in respect of a Material Carrier and shall have had a reasonable opportunity to review each such Carrier Agreement, and Foothill shall have expressed no objection to the terms of each such Carrier Agreement;

                           (y) Foothill and its counsel shall have had an
opportunity to review the status of (i) the Frontier litigation filed in the United States District Court for the Eastern District of Michigan (Southern Division) as Case No. 96-CV-73856-DT, and (ii) that certain securities class action lawsuit filed in the United States District Court for the Western District of Washington as Case No. C96-614D, and the results of such review shall have been satisfactory to Foothill;

                           (z) Foothill shall have received a certificate, in
form and substance satisfactory to Foothill and duly executed by each of the Chief Financial Officer and the General Counsel of Midcom, stating, to the best of such officers' information and good faith belief, the maximum amount of liability of the Borrowers that the Frontier litigation filed in the United States District Court for the Eastern District of Michigan (Southern Division) as Case No. 96-CV-73856-DT would reasonably be expected to result in, and such amount shall be acceptable to Foothill in its sole and absolute discretion;

                           (aa) Foothill and Foothill's counsel shall have been
provided with a true and complete copy of each of the material contractual obligations of each Borrower in respect of Indebtedness (including the Subordinated Notes Indenture and the respective financing documents with Key Bank and Comdisco) and shall have had a reasonable opportunity to review each such material contractual obligation, and Foothill shall have expressed no objection to the terms of each such material contractual obligation;

                           (ab) Foothill shall have received evidence,
satisfactory to Foothill, of the ability of each Borrower to age accounts payable in a manner satisfactory to Foothill; and

                           (ac) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

                           (a) the representations and warranties of each
Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                           (c) no injunction, writ, restraining order, or other
order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower, Foothill, or any of their Affiliates.

                  3.3 CONDITION SUBSEQUENT. As a condition subsequent to the making of the initial Advance, the Borrowers shall perform or cause to be performed the following (the failure by the Borrowers to so perform or cause to be performed constituting an Event of Default hereunder):

                  (a) within thirty 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by

Section 6.10 hereof, the form and substance of which shall be satisfactory to Foothill and its counsel.

                  3.4 TERM AND TERMINATION. This Agreement shall become effective on the Effective Date and this Agreement shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three (3) years from the Effective Date and automatically shall be renewed for successive 1 year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either all of the Borrowers, on the one hand, or Foothill, on the other hand, may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including any contingent reimbursement obligations of any Borrower) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge any Borrower of such Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing Liens on the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of 1 year.

                  3.6 EARLY TERMINATION BY THE BORROWERS. (a) The provisions of
Section 3.4 that allow termination of this Agreement by the Borrowers only on the Renewal Date and certain anniversaries thereof notwithstanding, the Borrowers have the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to the product of (i) the then existing Maximum Amount (giving effect to any increases that have become effective before, or that become effective on, the date of such termination) times (ii) a percentage equal to (x) from and after the Effective Date and through and including the first anniversary of the Closing Date, 3%, (y) from and after the day immediately following the first anniversary of the Closing Date and through and including the second anniversary of the Closing Date, 2%, and (z) thereafter, 1%.

                           (b) Section 3.6(a) notwithstanding, in the event that
the Borrowers timely exercise the Borrowers' option to terminate this Agreement pursuant to Section 3.6(a) and the Obligations are repaid in full in cash in connection with the consummation of a Qualified Transaction, the Early Termination Premium payable shall be one-half (1/2) of the applicable amount otherwise payable.

         As used herein, "Qualified Transaction" means the sale of all or substantially all of the assets or stock of Midcom to any Person other than any Borrower (including a sale effected by one or more mergers, consolidations, reorganizations, or other transactions providing for the conversion or exchange of more than 50% of the outstanding shares of common stock of Midcom into securities of any Person other than any Borrower, or cash, or property, or any combination of any of the foregoing forms of consideration), which transaction shall not be financed in whole or in part by Foothill or any Participant.

                  3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, the Borrowers shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and the Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

         4. CREATION OF LIENS.

                  4.1 GRANT OF LIENS. Each Borrower hereby grants to Foothill a continuing Lien on all right, title, and interest of such Borrower in and to all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by the Borrowers of each of the Borrowers' covenants and duties under the Loan Documents. Foothill's Liens on the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or any Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Borrower has any authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or any Real Property.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the appropriate Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill to the extent necessary for Foothill to perfect, and maintain the priority of, its Lien thereon.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time upon the occurrence and during the continuance of an Event of Default, Foothill or Foothill's designee may (a) notify customers or Account Debtors of any

Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a Lien thereon, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by such Borrower.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, each Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, Mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, Clearinghouse Notifications, Collateral Access Agreements, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's Liens on the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the generality of the foregoing, from and after such time as any Borrower becomes a switch-based operator, such Borrower shall execute and deliver to Foothill all financing statements that Foothill reasonably may request and shall cause to be executed and delivered such Collateral Access Agreements from the lessors, warehousemen, bailees, and mortgagees of the locations where the switching Equipment is located, and such Collateral Access Agreements and intercreditor agreements from lessors or secured financers of such switching Equipment, if and as required by Foothill. Without limiting the foregoing, each Borrower agrees to execute and deliver any supplementary Control Agreements, security agreements, financing statements, or other documents reasonably required by Foothill to create, perfect, or maintain the perfection or priority of, its Liens on such Borrower's Investment Property (subject to the remedial restrictions contained herein).

                  4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts (in a form reasonably acceptable to such Borrower), (d) endorse such Borrower's name on any Collection item of such Borrower that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as each Borrower's attorney pursuant to this Section 4.5, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated. To the extent Foothill takes any action under any of clauses (a), (b), (e), (f), or
(g) of this Section 4.5, Foothill will endeavour in good faith to provide notice to the relevant Borrower of such action, but any failure of Foothill to do so shall not result in any liability to Foothill whatsoever unless and to the extent such failure arose from the willful misconduct, gross negligence, or bad faith of Foothill.

                  4.6 RIGHT TO INSPECT. Prior to the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time (subject to Section 2.8(d)) during normal business hours and without substantially disrupting the applicable Borrower's normal business operations, to inspect any Books and Records and to check, test, and appraise the Collateral in order to verify any one or more of the Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. After the time that an Event of Default has occurred and is continuing or at any time that Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time thereafter and at any time or times determined by Foothill in its sole and absolute discretion, to inspect any Books and Records and to check, test, and (subject to Section 2.8(d)) appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, irrespective of whether any such action disrupts Borrower's normal business operations.

                  4.7 CONTROL AGREEMENTS. Foothill agrees that it will not give any Notice of Exclusive Control unless an Event of Default has occurred and is continuing or Foothill deems itself insecure. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than in the ordinary course of business or as otherwise permitted hereunder and, if to another securities intermediary, unless each of such Borrower, Foothill, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Borrower without the prior written consent of Foothill. Upon the occurrence and during the continuance of an Event of Default or if Foothill deems itself insecure, Foothill may elect to notify any securities intermediary to liquidate or transfer any Investment Property held thereby and remit the proceeds thereof to the Foothill Account.

         5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Foothill to enter into this Agreement, each Borrower makes the following representations and warranties with respect to such Borrower or its assets, which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Effective Date, and at and as of the date of the making of each Advance, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1 NO LIENS. Such Borrower has good and indefeasible title to the Collateral owned by such Borrower, free and clear of Liens, except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts of such Borrower are bona fide existing obligations created by the sale and delivery of Inventory or General Intangibles or the rendition of services to Account Debtors in the ordinary course of such Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation except to the extent that the effect of such defenses, disputes, offsets, counterclaims, rights of return or cancellation have been excluded on the applicable Borrowing Base Certificate. The property giving rise to such Eligible Accounts has been delivered or provided to the Account Debtor, or to the Account Debtor's agent for immediate shipment or delivery to and unconditional acceptance by the Account Debtor. Such Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3 EQUIPMENT. Except as set forth on Schedule 5.3, all of the Equipment owned by such Borrower is used or held for use in such Borrower's business and is fit for such purposes and is personal property.

                  5.4 LOCATION OF INVENTORY AND EQUIPMENT. Except as set forth on Schedule 5.4, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent). Except as set forth on Schedule 5.4, the Inventory and Equipment are located only at the locations identified on Schedule 6.13.

                  5.5 INVENTORY RECORDS. Such Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of any Inventory of such Borrower, and such Borrower's cost therefor.

                  5.6 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of such Borrower is located at the addresses indicated in the introductory paragraph of this Agreement. The FEIN of Midcom is 91-1438806. The FEIN of AdVal is 52- 1841828. The FEIN of AdVal Data is 91-1687823. The FEIN of A.N.D. is 95-3856847. The FEIN of Cel-Tech is 91-1419803. The FEIN of PacNet is 91-1642635.

                  5.7 DUE ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES EXCEPT AS DISCLOSED.

                           (a) Such Borrower is duly organized and existing and
in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                           (b) Set forth on Schedule 5.7 is a complete and
accurate list of each of the direct and indirect Subsidiaries of such Borrower, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each such Subsidiary; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (c) Except as set forth on Schedule 5.7, no capital
stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of such Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                           (d) Each Non-Material Subsidiary (i) does not own any
property or assets with a book value in excess of $50,000, (ii) does not currently engage in any material business activity, and (iii) does not intend in the future to engage in any material business activity.

                  5.8 DUE AUTHORIZATION; NO CONFLICT.

                           (a) The execution, delivery, and performance by such
Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                           (b) The execution, delivery, and performance by such
Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and

X of the Federal Reserve Board) applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation (including the Subordinated Notes Indenture) or material lease of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

                           (c) Other than the filing of appropriate financing
statements, fixture filings, similar security filings, and mortgages, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or (except for Midcom's filings with the Securities Exchange Commission in the ordinary course of Midcom's business) notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                           (d) This Agreement and the other Loan Documents to
which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) The Liens granted by such Borrower to Foothill in
and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  5.9 LITIGATION. There are no actions or proceedings pending by or against such Borrower before any court or administrative agency and no Borrower has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.9; and (c) matters arising after the date hereof that, if decided adversely to any one or more of the Borrowers, would not have a Material Adverse Change.

                  5.10 NO MATERIAL ADVERSE CHANGE. All financial statements relating to such Borrower or any guarantor of the Obligations that have been delivered by such Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and such Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Effective Date.

                  5.11 SOLVENCY. Such Borrower is Solvent. No transfer of property is being made by such Borrower and no obligation is being incurred by such Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

                  5.12 EMPLOYEE BENEFITS. No Borrower or any ERISA Affiliate thereof maintains or contributes to any Benefit Plan, other than those listed on
Schedule 5.12. Each Borrower and each ERISA Affiliate thereof have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. Except for the Borrowers' obligations with respect to "401(k) Plan" contributions, no Borrower or any ERISA Affiliate thereof, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Benefit Plan under any applicable law, treaty, rule, regulation, or agreement. No Borrower or any ERISA Affiliate thereof is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

                  5.13 ENVIRONMENTAL CONDITION. Such Borrower has not used and, to the best of such Borrower's knowledge, no other previous owners or operators have used or permitted the use of such Borrower's properties or assets to treat, store for more than 90 days, produce, transport, release, or dispose of any Hazardous Materials except in compliance with all Environmental Laws in all material respects. Such Borrower has not received any notice designating or identifying any of such Borrower's properties or assets as a Hazardous Materials disposal site or candidate for closure pursuant to any Environmental Law. No Lien arising under any Environmental Law has attached to any revenues or to any real or personal property owned or operated by such Borrower. Such Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.14 MATERIAL CARRIERS. The Material Carriers collectively account for not less than 95% of the aggregate amount of the Borrowers' volume of telecommunications traffic through Carriers. Each Carrier Agreement in respect of a Material Carrier is in full force and effect and no Borrower is in material default thereunder.

                  5.15 RELIANCE BY FOOTHILL; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each extension of credit hereunder and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that any Borrower now or hereafter shall give, or cause to be given, to Foothill.

         6. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, such Borrower shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts, and records pertaining to the Collateral which contain information as from time to time may be reasonably requested by Foothill.

                  6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on each Business Day (or on such less frequent basis satisfactory to Foothill), (i) a sales journal, collection journal, and collection register containing all entries since the last such journals and register delivered hereunder, (ii) a Borrowing Base Certificate, (iii) a report summarizing all written disputes or claims with respect to Accounts received by such Borrower and not previously reported to Foothill, (iv) a report with respect to unbilled Direct Accounts of such Borrower, and (v) a report detailing contra Accounts with respect to each of Eligible Direct Accounts, Eligible LEC Accounts, and Eligible Unbilled Direct Accounts, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a Borrowing Base Certificate containing a detailed calculation of the Borrowing Base, (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill,
(iii) a summary aging, by vendor, of such Borrower's accounts payable and any book overdraft, and (iv) a summary aging, by state and by municipality, of such Borrower's tax obligations in respect of state or municipal taxes (such as, without limitation, excise taxes) that in any way relate to the provision of telecommunications services, (c) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and purchase orders and invoices, and (d) such other reports as to the Collateral or the financial condition of such Borrower as Foothill may request from time to time. Such Borrower shall bill Account Debtors with respect to Direct Accounts within 45 days after the close of any monthly billing period.

                  6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Foothill: (a) as soon as available, but in any event within 30 days after the end of each month during the term of this Agreement, a company prepared balance sheet, income statement, and cash flow statement covering such Borrower's operations during such month; and
(b) as soon as available, but in any event within 90 days after the end of each of such Borrower's fiscal years ending either immediately prior to the beginning of, or during, the term of this Agreement, financial statements of such Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. With respect to any Borrower that is a parent company of one or more Subsidiaries, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, such Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present such Borrower and each such related entity separately, and on a consolidated basis.

                  Together with the above, Midcom also shall deliver to Foothill Midcom's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Midcom with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or in respect thereof, within 3 Business Days of the date that the same are filed, or any other information that is provided by any Borrower to its shareholders generally, and any other report reasonably requested by Foothill relating to the financial condition of any one or more of the Borrowers.

                  Within 10 Business Days of the end of each month, together with the financial statements provided in accordance with Section 6.3(a), such Borrower shall deliver to Foothill (i) a certificate signed by its chief financial officer to the effect that: (w) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of such Borrower, (x) the representations and warranties of such Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (y) such Borrower is not in default with respect to any of its obligations to any Material Carrier under any Carrier Agreement, or, if such Borrower is in such default, specifying the details of each such default, and (z) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action such Borrower has taken, is taking, or proposes to take with respect thereto), and

(ii) for each month that also is the date on which a financial covenant in
Section 7.22 is to be tested, a Compliance Certificate demonstrating in reasonable detail the Borrowers' compliance at the end of such period with the applicable financial covenants contained in Section 7.22.

                  Each Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning any Borrower that Foothill may request. Each Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at the Borrowers' expense, copies of each Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding any Borrower's business affairs and financial conditions.

                  6.4 TAX RETURNS. Deliver to Foothill copies of each of such Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

                  6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations (other than any Borrower) to deliver its annual financial statements at the time when Midcom provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

                  6.6 RETURNS. Returns and allowances, if any, as between such Borrower and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement.

                  6.7 TITLE TO EQUIPMENT. Upon Foothill's request, immediately deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for certificates of title, to any items of Equipment of such Borrower.

                  6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment of such Borrower in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Such Borrower shall not permit any item of Equipment (other than applicable items of Microwave Assets) of such Borrower to become a fixture to real estate or an accession to other property, and the Equipment (other than applicable items of Microwave Assets) of such Borrower shall at all times remain personal property.

                  6.9 TAXES. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower or any of its property shall be paid in full, before delinquency or before the expiration of any extension period. Such Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Such Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Borrower has made such payments or deposits. The foregoing to the contrary notwithstanding, no Borrower shall be required to pay or discharge any such assessment or tax (other than: (x) payroll taxes, (y) any taxes that are the subject of a federal tax Lien, and (z) any state or municipal taxes (such as, without limitation, excise taxes) that in any way relate to the provision of telecommunications services and give rise to Liens, if any, that have priority over the prior perfected Liens of Foothill under the laws of the States of California, Florida, Illinois, New York, Ohio, Texas, and Washington) to the extent and so long as the validity thereof shall be the subject of a Permitted Protest.

                  6.10 INSURANCE.

                           (a) At its expense, keep its Personal Property
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Such Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's ownership and use of its Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b) At its expense, obtain and maintain (i) insurance
of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent such Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at such Borrower's cost.

                           (c) [intentionally omitted]

                           (d) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. The Borrowers shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (e) Original policies or certificates thereof
satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. The Borrowers shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to any Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to the applicable Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

                           (f) Each Borrower shall not take out separate
insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Such Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of any Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 [INTENTIONALLY OMITTED].

                  6.13 LOCATION OF INVENTORY AND EQUIPMENT. Except as set forth on schedule 5.4, keep the Inventory and Equipment of such Borrower only at the locations identified on Schedule 6.13; provided, however, that the Borrowers may amend Schedule 6.13 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which any such Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's Liens on such assets and also provides to Foothill a Collateral Access Agreement.

                  6.14 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

                  6.15 EMPLOYEE BENEFITS.

                  (a) Cause to be delivered to Foothill each of the following:
(i) promptly, and in any event within 10 Business Days after such Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taken with respect thereto by such Borrower or any Subsidiary or ERISA Affiliate thereof, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Such Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor;
(ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within 3 Business Days after receipt by such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate thereof, of the

PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Benefit Plan of such Borrower or any Subsidiary or ERISA Affiliate thereof (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate thereof to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate thereof regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or its Subsidiaries under any Retiree Health Plan.

                  6.16 LEASES. Pay when due all rents and other amounts payable under any leases to which such Borrower is a party or by which such Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that such Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its sole discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

                  6.17 PERFORMANCE OF OBLIGATIONS TO CARRIERS. Make all payments due from it to Carriers within 90 days of their due date except to the extent the same are the subject of a Permitted Protest, and otherwise comply in all material respects with such Borrower's non-monetary contractual obligations to Carriers; provided that such Borrower shall not be in breach of this section by virtue of claiming permitted credits and deductions, or by virtue of immaterial breaches that would not permit Carriers to enforce default remedies. Should any Borrower acquire knowledge that such Borrower is in breach of this section, or should such Borrower receive a default notice from any Carrier, in each such instance such Borrower immediately shall notify Foothill of same and all relevant details pertaining thereto. If Foothill determines in good faith that any Borrower is delinquent with respect to amounts owed to a Carrier, and that such delinquency may have a material adverse effect upon the value or collectibility of the Accounts (such as, by way of illustration but not by way of limitation, where a Carrier threatens to contact customers of such Borrower and give notices or assert demands that could confuse such customers or interfere with collection of the affected

Accounts by such Borrower or Foothill), then Foothill in its sole discretion may elect to pay to such Carrier amounts claimed by such Carrier to be due from such Borrower, whereupon such amounts so paid by Foothill shall become Foothill Expenses immediately due and payable from Borrower to Foothill. To the extent Foothill takes any action under the immediately preceding sentence, Foothill will endeavour in good faith to provide notice to the relevant Borrower of such action, but any failure of Foothill to do so shall not result in any liability to Foothill whatsoever unless and to the extent such failure arose from the willful misconduct, gross negligence, or bad faith of Foothill.

                  6.18 LEC AGREEMENTS, CARRIER AGREEMENTS, AND OTHER AGREEMENTS. From time to time, if and as requested by Foothill, each Borrower shall deliver to Foothill copies of all Billing Service Agreements, Carrier Agreements, and/or other material agreements in effect between such Borrower, on the one hand, and a LEC, Clearinghouse, or Carrier, on the other hand; provided that if any such agreement contains confidentiality restrictions, Foothill will agree to reasonable restrictions upon the use or dissemination of such agreement by Foothill.

                  6.19 BROKERAGE INDEMNITY. Pay any and all brokerage commissions or finder's fees incurred in connection with or as a result of the Borrowers' obtaining financing from Foothill under this Agreement, and indemnify and hold Foothill harmless from and against any claim of a broker or finder for the payment of any brokerage commission or finder's fee arising out of the Borrowers' obtaining financing from Foothill under this Agreement.

                  6.20 CONTINGENCY PLAN. Prior to the 60th day following the Effective Date, the Borrowers shall have prepared and shall provide to Foothill a formalized written contingency plan for backup computer operations, in reasonable detail and including cost estimates and feasibility analysis, which plan shall be reasonably satisfactory to Foothill.

                  6.21 NEW CARRIER NON-OFFSET AND CONSENT TO ASSIGNMENT AGREEMENTS. With respect to any Carrier Agreement entered into after the Closing Date, cause the relevant Carrier to duly execute and deliver to Foothill a Carrier Non-Offset and Consent to Assignment Agreement in respect thereof.

         7. NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Borrower will not do any of the following without Foothill's prior written consent:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except (without duplication):

                           (a) Indebtedness evidenced by this Agreement;

                           (b) Indebtedness set forth in the latest financial
statements of Borrower submitted to Foothill on or prior to the Effective Date;

                           (c) Indebtedness evidenced by the Subordinated Notes;

                           (d) Indebtedness secured by Permitted Liens;

                           (e) any other unsecured Indebtedness in the aggregate
amount not to exceed $1,500,000 at any one time outstanding; and

                           (f) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b), (c), (d), and (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by the Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and
(iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

                  7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of the Collateral, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(f) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

                  7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Except for Permitted Fundamental Changes, enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person (collectively, a "Fundamental Change Transaction"). Without limiting the generality of the foregoing, no Borrower shall cause, suffer, or permit any Non-Material Subsidiary to have any property or assets with an aggregate book value in excess of $50,000 or to engage in any material business activity. For the avoidance of doubt, the foregoing shall not prevent any Borrower from solely executing and delivering a non-binding letter of intent in respect of any Fundamental Change Transaction; provided, however, that such Borrower shall not consummate any Fundamental Change Transaction contemplated in any such letter of intent unless (i) such Borrower shall have provided to Foothill all information, reports, and other items reasonably requested by Foothill in respect of the contemplated Fundamental Change Transaction, and (ii) Foothill, in its sole and absolute discretion, shall have consented to such contemplated Fundamental Change Transaction(s) within 30 days after the later of the date of Foothill's receipt of Borrower's written request for such consent and the date of Foothill's receipt of all such information, reports, and other items; provided further that any such contemplated Fundamental Change Transaction that is not expressly consented to in writing by Foothill within such period shall be deemed to have been rejected by Foothill.

                  7.4 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Except for Permitted Dispositions and except as may be permitted by Section 7.3, enter into any transaction not in the ordinary and usual course of such Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of such Borrower's properties or assets.

                  7.5 CHANGE NAME. Change such Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name, unless such Borrower shall have provided Foothill not less than 30 days prior written notice of any such proposed change and executed and delivered to Foothill such documents (including financing statements, fixture filings, and Collateral Access Agreements) as Foothill may reasonably request.

                  7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of such Borrower or which are transmitted or turned over to Foothill.

                  7.7 RESTRUCTURE. Make any change in such Borrower's corporate structure, the principal nature of such Borrower's business operations, or the date of its fiscal year.

                  7.8 PREPAYMENTS; AMENDMENTS TO DOCUMENTS. (a) Except in connection with a refinancing permitted by Section 7.1(f), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and
(b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e), or (f).

                  7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10 CAPITAL EXPENDITURES. (a) The Borrowers shall not make any capital expenditures in respect of switching Equipment and related improvements in excess of $19,000,000 in the aggregate during the term of this Agreement.

                           (b) The Borrowers shall not make any other capital
expenditures during any fiscal year in excess of: (i) with respect to fiscal year 1997 of Midcom, $6,000,000, and (ii) with respect to any fiscal year of Midcom after fiscal year 1997, 120% of the amount of capital expenditures permitted under this Section 7.10 for the immediately preceding fiscal year of Midcom.

                  7.11 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

                  7.12 DISTRIBUTIONS. Except for the Permitted Stock Redemption, make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of such Borrower's capital stock, of any class, whether now or hereafter outstanding.

                  7.13 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of such Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Borrower's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.14 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities of (whether debt or equity), or other interests in, a Person, (b) loans, advances, capital contributions, equity contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person. The foregoing notwithstanding, after the Effective Date, any Borrower may make investments in DTI, including equity investments and intercompany loans, advances, or accounts, that do not exceed $500,000 in the aggregate for all Borrowers at any one time outstanding.

                  7.15 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for (a) Permitted Fundamental Changes, (b) the transactions described on Schedule 7.15, and (c) transactions that are (i) in the ordinary course of such Borrower's business, (ii) upon fair and reasonable terms, (iii) are fully disclosed to Foothill, and (iv) are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.16 SUSPENSION. Suspend or go out of a substantial portion of its business.

                  7.17 [INTENTIONALLY OMITTED].

                  7.18 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than: (a) to pay transactional costs and expenses incurred in connection with this Agreement; and (b) consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                  7.19 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Without 30 days prior written notification to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's Liens and also provides to Foothill a Collateral Access Agreement. Except as set forth on Schedule 5.4, the Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

                  7.20 NO PROHIBITED TRANSACTIONS UNDER ERISA OR IRC. Directly or indirectly:

                  (a) Engage, or permit any Subsidiary of such Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail, or permit any Subsidiary of such Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Subsidiary of such Borrower to terminate, any Benefit Plan where such event would result in any liability of such Borrower, any of its Subsidiaries or any ERISA Affiliate thereof under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of such Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of such Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of such Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of such Borrower, any Subsidiary of Borrower or any ERISA Affiliate thereof is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of such Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate for all Borrowers, results in or reasonably would be expected to result in a claim against or liability of any one or more of the Borrowers, their Subsidiaries, or their ERISA Affiliate in excess of $100,000.

                  7.21 CONTRACTS WITH CARRIERS, LECS, OR CLEARINGHOUSES. Enter into any new contractual arrangements with Carriers, LECs, or Clearinghouses, or materially amend, modify, or extend existing contractual arrangements with Carriers, LECs, or Clearinghouses, if the effect would be to prohibit Foothill from having a Lien on the rights of such Borrower thereunder, to prohibit disclosure of the terms thereof to Foothill, to grant a Lien to the Carrier, LEC, or Clearinghouse on any of the Collateral, to authorize any Carrier to withhold delivery of call transaction record tapes other than after the occurrence of a default under the relevant Carrier Agreement, or to authorize any Carrier to contact or directly bill customers of such Borrower with respect to services provided by such Carrier to such Borrower for resale to such Borrower's customers.

                  7.22 FINANCIAL COVENANT. Maintain a consolidated Adjusted Net Worth determined in accordance with GAAP of Midcom and its Subsidiaries of less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:

==========================================================================================
Period Ending                                    Minimum Consolidated Adjusted Net Worth
------------------------------------------------------------------------------------------
6/30/97                                                     ($15,852,000)
------------------------------------------------------------------------------------------
9/30/97                                                     ($32,712,000)
------------------------------------------------------------------------------------------
12/31/97                                                    ($45,686,000)
------------------------------------------------------------------------------------------
03/31/98                                                    ($52,023,000)
------------------------------------------------------------------------------------------
06/30/98                                                    ($55,557,000)
------------------------------------------------------------------------------------------
09/30/98                                                    ($56,111,000)
------------------------------------------------------------------------------------------
12/31/98                                                    ($54,804,000)
------------------------------------------------------------------------------------------
03/31/99                                                    ($51,474,000)
------------------------------------------------------------------------------------------
06/30/99                                                    ($45,960,000)
------------------------------------------------------------------------------------------
09/30/99                                                    ($38,406,0000
------------------------------------------------------------------------------------------
12/31/99                                                    ($29,000,0000
==========================================================================================

         8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If any one or more of the Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

                  8.2 If any one or more of the Borrowers fail or neglect to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any one or more of the Borrowers and Foothill;

                  8.3 If there is a Material Adverse Change;

                  8.4 If any material portion of any Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.5 If an Insolvency Proceeding is commenced by any Borrower;

                  8.6 If an Insolvency Proceeding is commenced against any Borrower and any of the following events occur: (a) such Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of any Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of any Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.9 If a judgment or other claim becomes a Lien upon any material portion of any Borrower's properties or assets;

                  8.10 (a) If there is a default in any material agreement with Key Bank, any material agreement with Comdisco, or the Subordinated Notes Indenture or any Subordinated Note, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the third Person party thereto or beneficiary thereof, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's obligations thereunder; or

                           (b) If there is a default in any Carrier Agreement
with a Material Carrier, and such default (i) occurs at the final maturity of the obligations thereunder, (ii) results in a right by the Carrier party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's obligations thereunder, or (iii) results in the termination by the applicable Carrier of such agreement; or

                           (c) If there is a default (other than a default that,
individually or in the aggregate with all other defaults, could not reasonably be expected to result in a Material Adverse Change) in any other material agreement to which any Borrower is a party with one or more third Persons, and such default (i) occurs at the final maturity of the obligations thereunder, or
(i) results in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of such Borrower's obligations thereunder;

                  8.11 If any Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations (including Indebtedness evidenced by the Subordinated Notes), except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If there occurs a "Change of Control" under the Subordinated Notes Indenture, as amended or modified from time to time;

                  8.13 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any Borrower or any officer, employee (within the scope of his employment), agent (within the scope of his agency), or director of any Borrower, or if any such warranty or representation is withdrawn; or

                  8.14 If the obligation of any guarantor or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

         9. FOOTHILL'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of any one or more of the Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and Foothill;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and Liens on the Personal Property Collateral or any Real Property and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims with respect
to Accounts directly with the relevant Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit the Borrowers' Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                           (e) Cause each Borrower to hold all returned
Inventory in trust for Foothill, segregate all returned Inventory from all other property of any Borrower or in any Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                           (f) Without notice to or demand upon any Borrower or
any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its Liens on the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Each Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Foothill's determination appears to conflict with its Liens and to pay all expenses incurred in connection therewith. With respect to any of each Borrower's owned or leased premises, such Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without notice to any Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Foothill;

                           (h) Hold, as cash collateral, any and all balances
and deposits of any Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                           (i) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property

Collateral. Foothill is hereby granted a license or other right to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and any Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                           (j) Require each Borrower to deliver to Foothill a
complete list of all end-user customers of such Borrower, with respect to all Accounts of such Borrower including LEC Accounts and Direct Accounts, or any reasonably designated portion thereof, which such Borrower shall deliver to Foothill promptly upon demand by Foothill;

                           (k) Sell the Personal Property Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any premises of any Borrower) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (l) Foothill shall give notice of the disposition of
the Personal Property Collateral as follows:

                                    (1) Foothill shall give the relevant
Borrower and each holder of a Lien on the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2) The notice shall be personally delivered
or mailed, postage prepaid, to the relevant Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the relevant Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                                    (3) If the sale is to be a public sale,
Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (m) Foothill may credit bid and purchase at any
public sale; and

                           (n) Any deficiency that exists after disposition of
the Personal Property Collateral as provided above will be paid immediately by the Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to the relevant Borrower.

                  9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

         10. TAXES AND EXPENSES.

         If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases or related agreements) due to third Persons (including Comdisco or Key Bank), or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by such Borrower could result in a Material Adverse Change, in its sole discretion and without prior notice to any Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in the Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill, and any other amounts paid by Foothill to Comdisco or Key Bank under the Intercreditor Agreement, shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11. WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which any Borrower may in any way be liable.

                  11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by the Borrowers.

                  11.3 INDEMNIFICATION. The Borrowers shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, overnight courier, telefacsimile, or telegram (with messenger delivery specified) to a Borrower or to Foothill, as the case may be, at its address set forth below:

         IF TO ANY BORROWER:   C/O MIDCOM COMMUNICATIONS INC.
                               1111 Third Avenue, Suite 1600
                               Seattle, Washington 98101
                               Attn: Chief Financial Officer
                               Fax No. 206.628.8295

         WITH COPIES TO:       MIDCOM COMMUNICATIONS INC.
                               1111 Third Avenue, Suite 1600
                               Seattle, Washington 98101
                               Attn: General Counsel
                               Fax No. 206.628.8295

         AND                   HELLER EHRMAN WHITE & MCAULIFFE
                               6100 Columbia Center
                               701 5th Avenue
                               Seattle, Washington 98104
                               Attn:  Thomas S. Hodge, Esq.
                               Fax No. 206.447.0849

         IF TO FOOTHILL:       FOOTHILL CAPITAL CORPORATION
                               11111 Santa Monica Boulevard
                               Suite 1500
                               Los Angeles, California 90025-3333
                               Attn:  Business Finance Division Manager
                               Fax No. 310.575.3435

         WITH COPIES TO:       BROBECK, PHLEGER & HARRISON LLP
                               550 South Hope St., Suite 2100
                               Los Angeles, California 90071
                               Attn: John Francis Hilson, Esq.
                               Fax No. 213.239.1324

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when personally delivered, deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

         13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL

MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14. DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to Foothill by any Borrower may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless such Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at such Borrower's expense, for their return.

         15. GENERAL PROVISIONS.

                  15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each of the Borrowers and Foothill.

                  15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release any Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by any Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder and the other Loan Document, in each case, without the consent of any Borrower; provided, however, that the prior written consent of Borrower shall be required in connection with any sale of any such participating interests by Foothill to any Person other than a Qualified Participant. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to any Borrower or any Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

                  15.3 PARTICIPATION AGREEMENT ACKNOWLEDGMENT. By entering into a participation agreement with Foothill in respect hereof, each Participant shall be deemed to have agreed that (a) the Borrowers are third party beneficiaries of the commitment of such Participant to participate in Advances by Foothill, and (b) if such Participant fails to fund its portion of a requested Advance, then, as to the amount participated, the Borrowers will have the same rights with respect to such Participant as the Borrowers would have had with respect to Foothill in the absence of such participation. Foothill hereby further agrees to use reasonable best efforts to cause any such participation agreement to contain an express acknowledgment of the immediately preceding sentence.

                  15.4 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  15.5 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.6 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.7 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill, on the one hand, and all of the Borrowers, on the other hand.

                  15.8 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  15.9 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of the Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  15.10 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  15.11 QUALIFICATION UNDER SUBORDINATED NOTES INDENTURE. The Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under the Subordinated Notes Indenture.

                  15.12 CONFIDENTIALITY. Foothill agrees to treat all material, non-public information regarding any Borrower and its operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by each Borrower that in any event Foothill may make disclosures (a) to counsel for and other advisors, accountants, and auditors to Foothill, (b) reasonably required by any bona fide potential or actual assignee, transferee, or participant in connection with any contemplated or actual assignment or transfer by Foothill of an interest herein or any participation interest in Foothill's rights hereunder, (c) of information that has become public by disclosures made by Persons other than Foothill, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, Foothill shall notify the Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                                       MIDCOM COMMUNICATIONS INC.,
                                       a Washington corporation



                                       By_________________________
                                       Title:_______________________


                                       ADVAL, INC.,
                                       an Oregon corporation



                                       By_________________________
                                       Title:_______________________


                                       ADVAL DATA CORPORATION,
                                       an Oregon corporation



                                       By_________________________
                                       Title:_______________________


                                       ADVANCED NETWORK DESIGN,
                                       a California corporation



                                       By_________________________
                                       Title:_______________________

                                       CEL-TECH INTERNATIONAL CORP.,
                                       a Washington corporation



                                       By_________________________
                                       Title:_______________________


                                       PACNET INC.,
                                       a Washington corporation



                                       By_________________________
                                       Title:_______________________


                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation


                                       By_________________________
                                       Title:_______________________

                                                               [GRAPHIC OMITTED]



                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                           MIDCOM COMMUNICATIONS INC.,
                                  ADVAL, INC.,
                             ADVAL DATA CORPORATION,
                            ADVANCED NETWORK DESIGN,
                          CEL-TECH INTERNATIONAL CORP.,
                                       AND
                                   PACNET INC.

                                       AND

                          FOOTHILL CAPITAL CORPORATION


                          DATED AS OF FEBRUARY 27, 1997

                                TABLE OF CONTENTS



1.       DEFINITIONS AND CONSTRUCTION..................................................................................  1
         1.1      Definitions..........................................................................................  1
         1.2      Accounting Terms..................................................................................... 22
         1.3      Code................................................................................................. 22
         1.4      Construction......................................................................................... 22
         1.5      Schedules and Exhibits............................................................................... 22

2.       LOAN AND TERMS OF PAYMENT..................................................................................... 23
         2.1      Revolving Advances................................................................................... 23
         2.2      Overadvances......................................................................................... 24
         2.3      Interest:  Rates, Payments, and Calculations......................................................... 24
         2.4      Reporting and Collection of Accounts................................................................. 25
         2.5      Crediting Payments; Application of Collections....................................................... 26
         2.6      Borrowers' Designated Account........................................................................ 26
         2.7      Maintenance of Loan Account; Statements of Obligations............................................... 27
         2.8      Fees................................................................................................. 27

3.       CONDITIONS; TERM OF AGREEMENT................................................................................. 28
         3.1      Conditions Precedent to the Initial Advance.......................................................... 28
         3.2      Conditions Precedent to all Advances................................................................. 32
         3.3      Condition Subsequent................................................................................. 32
         3.4      Term and Termination................................................................................. 32
         3.5      Effect of Termination................................................................................ 33
         3.6      Early Termination by the Borrowers................................................................... 33
         3.7      Termination Upon Event of Default.................................................................... 34

4.       CREATION OF LIENS............................................................................................. 34
         4.1      Grant of Liens....................................................................................... 34
         4.2      Negotiable Collateral................................................................................ 34
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral............................... 34
         4.4      Delivery of Additional Documentation Required........................................................ 35
         4.5      Power of Attorney.................................................................................... 35
         4.6      Right to Inspect..................................................................................... 36
         4.7      Control Agreements................................................................................... 36

5.       REPRESENTATIONS AND WARRANTIES................................................................................ 37
         5.1      No Liens............................................................................................. 37

         5.2      Eligible Accounts.................................................................................... 37
         5.3      Equipment............................................................................................ 37
         5.4      Location of Inventory and Equipment.................................................................. 37
         5.5      Inventory Records.................................................................................... 37
         5.6      Location of Chief Executive Office; FEIN............................................................. 38
         5.7      Due Organization and Qualification; No Subsidiaries Except as
                  Disclosed............................................................................................ 38
         5.8      Due Authorization; No Conflict....................................................................... 38
         5.9      Litigation........................................................................................... 39
         5.10     No Material Adverse Change. ......................................................................... 39
         5.11     Solvency............................................................................................. 40
         5.12     Employee Benefits.................................................................................... 40
         5.13     Environmental Condition.............................................................................. 40
         5.14     Material Carriers.................................................................................... 40
         5.15     Reliance by Foothill; Cumulative..................................................................... 41

6.       AFFIRMATIVE COVENANTS......................................................................................... 41
         6.1      Accounting System.................................................................................... 41
         6.2      Collateral Reporting................................................................................. 41
         6.3      Financial Statements, Reports, Certificates.......................................................... 42
         6.4      Tax Returns.......................................................................................... 43
         6.5      Guarantor Reports.................................................................................... 43
         6.6      Returns.............................................................................................. 43
         6.7      Title to Equipment................................................................................... 43
         6.8      Maintenance of Equipment............................................................................. 43
         6.9      Taxes................................................................................................ 44
         6.10     Insurance............................................................................................ 44
         6.11     No Setoffs or Counterclaims.......................................................................... 46
         6.12     [intentionally omitted].............................................................................. 46
         6.13     Location of Inventory and Equipment.................................................................. 46
         6.14     Compliance with Laws................................................................................. 46
         6.15     Employee Benefits.................................................................................... 46
         6.16     Leases............................................................................................... 47
         6.17     Performance of Obligations to Carriers............................................................... 47
         6.18     LEC Agreements, Carrier Agreements, and Other Agreements............................................. 48
         6.19     Brokerage Indemnity.................................................................................. 48
         6.20     Contingency Plan..................................................................................... 48
         6.21     New Carrier Non-Offset and Consent to Assignment Agreements.......................................... 48

7.       NEGATIVE COVENANTS............................................................................................ 48
         7.1      Indebtedness......................................................................................... 49
         7.2      Liens................................................................................................ 49
         7.3      Restrictions on Fundamental Changes.................................................................. 49

         7.4      Extraordinary Transactions and Disposal of Assets.................................................... 50
         7.5      Change Name.......................................................................................... 50
         7.6      Guarantee............................................................................................ 50
         7.7      Restructure.......................................................................................... 50
         7.8      Prepayments; Amendments to Documents................................................................. 50
         7.9      Change of Control.................................................................................... 51
         7.10     Capital Expenditures................................................................................. 51
         7.11     Consignments......................................................................................... 51
         7.12     Distributions........................................................................................ 51
         7.13     Accounting Methods................................................................................... 51
         7.14     Investments.......................................................................................... 51
         7.15     Transactions with Affiliates......................................................................... 52
         7.16     Suspension........................................................................................... 52
         7.17     [Intentionally Omitted].............................................................................. 52
         7.18     Use of Proceeds...................................................................................... 52
         7.19     Change in Location of Chief Executive Office; Inventory and Equipment
                  with Bailees......................................................................................... 52
         7.20     No Prohibited Transactions Under ERISA or IRC........................................................ 52
         7.21     Contracts with Carriers, LECs, or Clearinghouses..................................................... 53
         7.22     Financial Covenant................................................................................... 53

8.       EVENTS OF DEFAULT............................................................................................. 54

9.       FOOTHILL'S RIGHTS AND REMEDIES................................................................................ 56
         9.1      Rights and Remedies.................................................................................. 56
         9.2      Remedies Cumulative.................................................................................. 59

10.      TAXES AND EXPENSES............................................................................................ 59

11.      WAIVERS; INDEMNIFICATION...................................................................................... 59
         11.1     Demand; Protest; etc................................................................................. 59
         11.2     Foothill's Liability for Collateral.................................................................. 59
         11.3     Indemnification...................................................................................... 60

12.      NOTICES....................................................................................................... 60

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................................... 61

14.      DESTRUCTION OF BORROWER'S DOCUMENTS........................................................................... 62

15.      GENERAL PROVISIONS............................................................................................ 62
         15.1     Effectiveness........................................................................................ 62


         15.2     Successors and Assigns............................................................................... 62
         15.3     Participation Agreement Acknowledgment............................................................... 63
         15.4     Section Headings..................................................................................... 63
         15.5     Interpretation....................................................................................... 63
         15.6     Severability of Provisions........................................................................... 63
         15.7     Amendments in Writing................................................................................ 63
         15.8     Counterparts; Telefacsimile Execution................................................................ 64
         15.9     Revival and Reinstatement of Obligations............................................................. 64
         15.10    Integration.......................................................................................... 64
         15.11    Qualification under Subordinated Notes Indenture..................................................... 64
         15.12    Confidentiality...................................................................................... 64


         SCHEDULES

Schedule M-1      Material Carriers
Schedule N-1      Non-Material Subsidiaries
Schedule P-1      Permitted Liens
Schedule R-1      Real Property
Schedule 3.1(u)   Collateral Access Agreements Required on or before Closing
                     Date
Schedule 5.3      Certain Equipment
Schedule 5.4      Bailees and Warehousemen
Schedule 5.7      Subsidiaries
Schedule 5.9      Litigation
Schedule 5.12     ERISA Benefit Plans
Schedule 6.13     Location of Inventory and Equipment
Schedule 7.15     Transactions with Affiliates

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